Exhibit 99(s)

FIRST EAGLE FUNDS

FIRST EAGLE VARIABLE FUNDS

FIRST EAGLE CREDIT OPPORTUNITIES FUND

FIRST EAGLE REAL ESTATE LENDING FUND

FORM OF POWER OF ATTORNEY

All Trusts: The person whose signature appears below hereby appoints Mehdi Mahmud, Sheelyn Michael and David O’Connor and each of them, each of whom may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of each of the First Eagle Funds, First Eagle Variable Funds, First Eagle Credit Opportunities Fund and First Eagle Real Estate Lending Fund.

Further appointment and authority as to First Eagle Credit Opportunities Fund: The above appointment and signature and filing authority, for each of the foregoing individuals and for this purpose only also to Telmo Martins and Seth Gelman, each of whom may act without the joinder of others, specifically shall extend to filings as may be required to be made by or for the person as a “Section 16 reporting person” and in particular on SEC Form 3, Form 4 and/or Form 5 required under said Section 16. In this regard, however, it is understood that it is solely the obligation of the reporting person to timely advise the Fund of any transactions in shares or other securities of the Fund as may be relevant to these reporting obligations.

Further appointment and authority as to First Eagle Real Estate Lending Fund: The above appointment and signature and filing authority, for each of the foregoing individuals and for this purpose only also to Seth Gelman, each of whom may act without the joinder of others, specifically shall extend to filings as may be required to be made by or for the person as a “Section 16 reporting person” and in particular on SEC Form 3, Form 4 and/or Form 5 required under said Section 16. In this regard, however, it is understood that it is solely the obligation of the reporting person to timely advise the Fund of any transactions in shares or other securities of the Fund as may be relevant to these reporting obligations.

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